CORPORATE ACCESS NUMBER

20717731

ALBERTA
GOVERNMENT OF ALBERTA

BUSINESS CORPORATIONS ACT

CERTIFICATE

OF

INCORPORATION

CALLDIRECT CAPITAL CORP.

WAS INCORPORATED IN ALBERTA ON NOVEMBER 22, 1996

SEAL OF

REGISTRIES

GOVERNMENT OF ALBERTA

/s/ signed

Registrar of Corporations